Exhibit 99-a
For Immediate Release
October 22, 2003

For More Information Contact:
Jeff Battcher, Media Relations at 404-249-2793
BellSouth Investor Relations at 800-241-3419


                 BellSouth Reports Third Quarter EPS of 51 Cents
                   o High-speed Internet customers reach 1.3 million
                   o Communications services bundles exceed 2.6 million
                   o Cingular Wireless adds 745,000 customers in quarter
                   o Latin America adds 421,000 customers


ATLANTA - BellSouth Corporation (NYSE: BLS) reported earnings per share (EPS) of 51 cents in the third quarter of 2003, including special charges totaling 2 cents. This compared to reported EPS of 34 cents in the third quarter of 2002, which included special charges totaling 17 cents (see below).

Consolidated revenues increased 5.4 percent to $5.7 billion from $5.4 billion in the third quarter of 2002. Consolidated operating expenses were $4.2 billion compared to $4.4 billion in the same quarter of 2002. Net income was $936 million compared to $640 million in the same quarter a year ago.

Operating free cash flow (defined as cash flow from operations less capital expenditures) was $1.7 billion. Capital expenditures in the third quarter of 2003 were $764 million for a total of $2.1 billion year-to-date, a reduction of
25.8 percent compared to $2.9 billion in the first nine months of 2002. Total debt at September 30, 2003 was $15.0 billion, a reduction of $2.4 billion, or
13.8 percent, since the first of the year.

In accordance with Generally Accepted Accounting Principles (GAAP), BellSouth's reported consolidated revenues and consolidated operating expenses do not include the company's 40 percent share of Cingular Wireless.

Normalized results include BellSouth's 40 percent proportionate share of Cingular's revenues and expenses. Normalized EPS of 53 cents in the third quarter of 2003 increased 3.9 percent compared to 51 cents in the same quarter of 2002. Normalized total operating revenues were $7.3 billion, an increase of
2.7 percent versus the third quarter of 2002. Normalized total operating expenses of $5.5 billion increased 2.6 percent. Normalized net income was $980 million, compared to $958 million in the same quarter a year ago.

Communications Group

BellSouth Long Distance and DSL high-speed Internet service drove Communications Group revenue growth in the third quarter of 2003, as customers increasingly chose BellSouth's integrated communications packages. Revenues increased 1.1 percent to $4.7 billion compared to $4.6 billion in the third quarter of 2002. Operating margin increased to 26.6 percent from 25.3 percent in the second quarter of 2003.

Throughout the third quarter, packages fueled increased retention and reacquisition of residential and small business customers. BellSouth AnswersSM packages, which combine local, long distance, Internet and wireless services all on one bill, increased to more than 2.6 million. BellSouth(R) Unlimited AnswersSM contributed to the significant growth in package customers. Unlimited Answers allows customers to call anywhere in the United States anytime for a flat monthly fee.

BellSouth added 654,000 net long distance customers in the third quarter. The company now serves 3.4 million long distance customers, including approximately 24 percent of its residence and 34 percent of its mass-market small business accounts.

Driven by DSL, data revenues of $1.1 billion in the third quarter of 2003 grew
5.5 percent compared to the same quarter of 2002. BellSouth added 111,000 net DSL customers during the quarter, for a total of 1.3 million at September 30, 2003. The July introduction of BellSouth(R) FastAccess(R) DSL Lite helped generate new retail broadband customers. FastAccess Lite allows customers to choose between two tiers of broadband service at a connection speed and price that match their Internet service needs.

Total access lines of 23.9 million at September 30 declined 4.0 percent compared to a year earlier, impacted by the economy, competition and technology substitution. Residence and business access lines served by BellSouth competitors under UNE-P (unbundled network elements-platform) increased by 188,000 in the third quarter, the smallest increase since the fourth quarter of 2001.

Domestic Wireless / Cingular

Cingular Wireless added 745,000 net total cellular and PCS customers in the third quarter, exceeding total net customer additions for the first half of 2003. It was the highest number of new customers in 10 quarters. Cingular's focus on calling plans tailored to local markets and co-branding and bundling programs with its parent companies were significant contributors to growth at Cingular, which ended the quarter with 23.4 million total customers.

BellSouth's share of Cingular's revenues was $1.6 billion, a gain of 4.7 percent compared to the same quarter a year ago. BellSouth's share of Cingular operating income was $195 million compared to $246 million in the third quarter last year. Increased operating costs were impacted by significantly higher gross customer additions and by customer retention programs in anticipation of Wireless Local Number Portability in November. In addition, depreciation costs were higher, associated with the technology upgrade of Cingular's nationwide network to improve services and coverage. The company's GSM/GPRS network now covers 92 percent of its potential customers, ahead of its target for year-end 2003.

Cingular significantly improved its spectrum position during the third quarter with acquisitions and swaps, including an agreement to purchase licenses from NextWave in 34 markets covering approximately 83 million potential customers. Cingular also will expand its coverage under agreements announced with Dobson Communications, Sunshine PCS Corporation and US Unwired Inc.

Latin America Group

Continuing the trend of organic growth, Latin America Group wireless customers increased 421,000 during the third quarter on a consolidated basis. Year-over-year, customers increased 1.4 million, or 18.2 percent. Consolidated customers served by BellSouth and its partners at the end of the quarter were
9.4 million.

Consolidated Latin America revenues increased 18.8 percent to $588 million in the third quarter of 2003 compared to the same three months of the previous year. Strong customer growth in Colombia, Ecuador and Chile, as well as more stable local currencies, drove the growth in segment revenues. Net income was $48 million in the third quarter and $99 million year-to-date. Latin America Group generated positive operating free cash flow year-to-date in 2003.

Advertising & Publishing

Advertising & Publishing revenues were $505 million in the third quarter of 2003, a decrease of 3.1 percent compared to the same quarter a year ago, resulting in part from the soft economy and competition. Operating income of $238 million was 12.8 percent higher than the third quarter of 2002, primarily the result of improvement in uncollectibles expense.

Special Items

In the third quarter of 2003, the difference between reported (GAAP) EPS of 51 cents and normalized EPS of 53 cents is the result of two special items:

Foreign currency transaction losses             1 cent         Charge
Asset Impairment                                2 cents        Charge
    Effect of Rounding                          1 cent

Total of special items                          2 cents        Charge

Foreign currency transaction losses - Primarily associated with the remeasurement of U.S. dollar-denominated liabilities in Latin America.

Asset Impairment - Write-off of capitalized software.

In the third quarter of 2002, special charges totaled 17 cents per share, after rounding, for: workforce reduction (6 cents); service curtailments/asset impairments (5 cents); refund of certain late payment fees to customers in Florida (4 cents); foreign currency transaction losses (1 cent); early extinguishment of debt (1 cent); and Advertising & Publishing accounting change (1 cent).

About BellSouth Corporation

BellSouth Corporation is a Fortune 100 communications services company headquartered in Atlanta, Georgia. BellSouth serves more than 45 million local, long distance, Internet and wireless customers in the United States and 14 other countries.

Consistently recognized for customer satisfaction, BellSouth provides a full array of broadband data solutions to large, medium and small businesses. In the residential market, BellSouth offers DSL high-speed Internet access, advanced voice features and other services. BellSouth also offers long distance service throughout its markets, serving both business and residential customers. The company's BellSouth AnswersSM package combines local and long distance service with an array of calling features; wireless data, voice and e-mail services; and high-speed DSL or dial-up Internet service. BellSouth also provides online and directory advertising services through BellSouth(R) RealPages.comSM and The Real Yellow Pages(R).

BellSouth owns 40 percent of Cingular Wireless, the nation's second largest wireless company, which provides innovative data and voice services.

Further information about BellSouth's third quarter earnings can be accessed at www.bellsouth.com/investor. The press release, financial statements and BLS Investor News summarizing highlights of the quarter are available on the BellSouth Investor Relations Web site starting today at 8 a.m. Eastern Time.

BellSouth will host a conference call with investors today at 10 a.m. Eastern Time. Participating will be BellSouth CFO Ron Dykes and Investor Relations Vice President Nancy Davis. Dial-in information for the conference call is:
Domestic:  888-370-1863
International:  706-634-1735

A replay of the call will be available beginning at approximately 1 p.m. Eastern Time today, through October 29, 2003. The replay can be accessed by dialing:
Domestic:  800-642-1687 - Reservation number:  2135954
International:  706-645-9291 - Reservation number:  2135954

In addition to historical information, this document may contain forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in domestic or international markets where we operate or have material investments which would affect demand for our services; (ii) currency devaluations and continued economic weakness in certain international markets in which we operate or have material investments; (iii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; (iv) higher than anticipated cash requirements for investments, new business initiatives and acquisitions; (v) unfavorable regulatory actions and (vi) those factors contained in the Company's periodic reports filed with the SEC. The forward-looking information in this document is given as of this date only, and BellSouth assumes no duty to update this information.

This document may also contain certain non-GAAP financial measures. The most directly comparable GAAP financial measures, and a full reconciliation of non-GAAP to GAAP financial information, are attached hereto and provided on the Company's investor relations Web site, www.bellsouth.com/investor.


    BellSouth Corporation
    Consolidated Statements of Income - Reported Basis (unaudited) (amounts in millions, except per share data)

     Note to Readers:  See Normalization Earnings Summary and
     Reconciliation to GAAP results on pages 3 and 4 for a summary of unusual items included in Reported Basis results.

                                        3Q03    3Q02   Growth   2Q03   Growth

    Operating Revenues
       Communications group            $4,626  $4,469    3.5%  $4,545    1.8%
       Latin America                      587     494   18.8%     563    4.3%
       Advertising and publishing         501     458    9.4%     520   -3.7%
       All other                           14      13    7.7%      14    0.0%
          Total Operating Revenues      5,728   5,434    5.4%   5,642    1.5%

    Operating Expenses
       Cost of services and products 2,038 1,879 8.5% 2,008 1.5% Selling, general &
        administrative expenses         1,032   1,024    0.8%   1,133   -8.9%
       Depreciation and amortization 1,052 1,161 -9.4% 1,046 0.6% Provision for restructuring and
        asset impairments                  52     328  -84.1%      20  160.0%
          Total Operating Expenses      4,174   4,392   -5.0%   4,207   -0.8%
    Operating Income                    1,554   1,042   49.1%   1,435    8.3%
    Interest Expense                      260     291  -10.7%     249    4.4%
    Other Income (Expense), net           148     211  -29.9%     287  -48.4%
    Income Before Taxes and
     Accounting Change                  1,442     962   49.9%   1,473   -2.1%
    Provision for Income Taxes            506     322   57.1%     522   -3.1%
    Income Before Cumulative Effect
     Change                               936     640   46.3%     951   -1.6%
    Cumulative Effect of Changes in
     Accounting Principle                  -       -               -
            Net Income                   $936    $640   46.3%    $951   -1.6%

    Diluted:
       Weighted Average Common Shares
        Outstanding                     1,851   1,871   -1.1%   1,851    0.0%
       Earnings Per Share               $0.51   $0.34   50.0%   $0.51    0.0%

    * - Not meaningful.

    Selected Financial and Operating
     Data


    Operating income                   $1,554  $1,042   49.1%  $1,435    8.3%
    Operating margin                    27.1%   19.2%  790 bps  25.4%  170 bps

    Declared dividends per share        $0.23   $0.20   15.0%   $0.23    0.0%
    Capital expenditures                 $764    $835   -8.5%    $729    4.8%

    Common shares outstanding           1,848   1,862   -0.8%   1,847    0.1%
    Book value per share               $10.65   $9.47   12.5%  $10.32    3.2%
    Debt ratio                          43.2%   50.0% -680 bps  44.6% -140 bps
    Total employees                    76,009  80,882   -6.0%  75,779    0.3%


    BellSouth Corporation
    Consolidated Statements of Income - Reported Basis (unaudited) (amounts in millions, except per share data)

     Note to Readers:  See Normalization Earnings Summary and
     Reconciliation to GAAP results on pages 3 and 4 for a summary of unusual items included in Reported Basis results.

                                                     Year-to-Date
                                              2003         2002        Growth

    Operating Revenues
       Communications group                  $13,679      $13,745       -0.5%
       Latin America                           1,659        1,747       -5.0%
       Advertising and publishing              1,515        1,212       25.0%
       All other                                  40           44       -9.1%
          Total Operating Revenues            16,893       16,748        0.9%

    Operating Expenses
       Cost of services and products           5,979        5,718        4.6%
       Selling, general & administrative
        expenses                               3,217        3,243       -0.8%
       Depreciation and amortization           3,136        3,492      -10.2%
       Provision for restructuring and
        asset impairments                        193          685      -71.8%
          Total Operating Expenses            12,525       13,138       -4.7%
    Operating Income                           4,368        3,610       21.0%
    Interest Expense                             805          896      -10.2%
    Other Income (Expense), net                  741          790       -6.2%
    Income Before Taxes and  Accounting
     Change                                    4,304        3,504       22.8%
    Provision for Income Taxes                 1,502        1,470        2.2%
    Income Before Cumulative Effect
     Change                                    2,802        2,034       37.8%
    Cumulative Effect of Changes in
     Accounting Principle                        315       (1,285)     124.5%
            Net Income                        $3,117         $749         N/M*

    Diluted:
       Weighted Average Common Shares
        Outstanding                            1,854        1,881       -1.4%
       Earnings Per Share                      $1.68        $0.40         N/M

    * - Not meaningful.

    Selected Financial and Operating
     Data

    Operating income                          $4,368       $3,610       21.0%
    Operating margin                           25.9%        21.6%     430  bps

    Declared dividends per share               $0.67        $0.59       13.6%
    Capital expenditures                      $2,124       $2,863      -25.8%

    BellSouth Corporation
    Consolidated Statements of Income - Normalized Basis (unaudited) (amounts in millions, except per share data)

     Note to Readers: Our reported results, as shown on page 1, are prepared in accordance with generally accepted accounting principles
     (GAAP). The normalized results presented below exclude the impact of certain non-recurring or non-operating items, the details of which are provided on pages 3 and 4 of this release. In addition, the normalized results reflect our 40% proportionate share of Cingular's results, the presentation of which is not allowed under GAAP. Certain reclassifications have been made to prior periods to conform to the current presentation.

                                        3Q03    3Q02   Growth   2Q03   Growth

    Operating Revenues
       Communications group            $4,583  $4,539    1.0%  $4,504    1.8%
       Domestic wireless                1,582   1,511    4.7%   1,514    4.5%
       Latin America                      587     494   18.8%     563    4.3%
       Advertising and publishing         501     515   -2.7%     520   -3.7%
       All other                           14      14    0.0%      14    0.0%
          Total Operating Revenues      7,267   7,073    2.7%   7,115    2.1%

    Operating Expenses
       Cost of services and products 2,600 2,370 9.7% 2,471 5.2% Selling, general, &
        administrative expenses         1,605   1,606   -0.1%   1,637   -2.0%
       Depreciation and amortization    1,261   1,352   -6.7%   1,249    1.0%
          Total Operating Expenses      5,466   5,328    2.6%   5,357    2.0%
    Operating Income                    1,801   1,745    3.2%   1,758    2.4%
    Interest Expense                      316     348   -9.2%     313    1.0%
    Other Income (Expense), net            24      54  -55.6%      61  -60.7%
    Income Before Income Taxes          1,509   1,451    4.0%   1,506    0.2%
    Provision for Income Taxes            529     493    7.3%     535   -1.1%
            Net Income                   $980    $958    2.3%    $971    0.9%

    Diluted:
       Weighted Average Common Shares
        Outstanding                     1,851   1,871   -1.1%   1,851    0.0%
       Earnings Per Share               $0.53   $0.51    3.9%   $0.52    1.9%

    Selected Financial and Operating
     Data

    Operating income                   $1,801  $1,745    3.2%  $1,758    2.4%
    Operating margin                    24.8%   24.7%   10 bps  24.7%   10 bps

    Dividends per share                 $0.23   $0.20   15.0%   $0.23    0.0%
    Capital expenditures                 $764    $835   -8.5%    $729    4.8%

    Common shares outstanding           1,848   1,862   -0.8%   1,847    0.1%
    Book value per share               $10.65   $9.47   12.5%  $10.32    3.2%
    Debt ratio                          43.2%   50.0% -680 bps  44.6% -140 bps
    Total employees                    76,009  80,882   -6.0%  75,779    0.3%


    BellSouth Corporation
    Consolidated Statements of Income - Normalized Basis (unaudited) (amounts in millions, except per share data)

     Note to Readers: Our reported results, as shown on page 1, are prepared in accordance with generally accepted accounting principles
     (GAAP). The normalized results presented below exclude the impact of certain non-recurring or non-operating items, the details of which are provided on pages 3 and 4 of this release. In addition, the normalized results reflect our 40% proportionate share of Cingular's results, the presentation of which is not allowed under GAAP. Certain reclassifications have been made to prior periods to conform to the current presentation.

                                                       Year-to-Date
                                              2003         2002        Growth

    Operating Revenues
       Communications group                  $13,556      $13,739       -1.3%
       Domestic wireless                       4,532        4,428        2.3%
       Latin America                           1,659        1,747       -5.0%
       Advertising and publishing              1,515        1,586       -4.5%
       All other                                  40           44       -9.1%
          Total Operating Revenues            21,302       21,544       -1.1%

    Operating Expenses
       Cost of services and products           7,435        7,119        4.4%
       Selling, general, &
        administrative expenses                4,779        4,906       -2.6%
       Depreciation and amortization           3,743        4,045       -7.5%
          Total Operating Expenses            15,957       16,070       -0.7%
    Operating Income                           5,345        5,474       -2.4%
    Interest Expense                             993        1,069       -7.1%
    Other Income (Expense), net                  124          182      -31.9%
    Income Before Income Taxes                 4,476        4,587       -2.4%
    Provision for Income Taxes                 1,584        1,616       -2.0%
            Net Income                        $2,892       $2,971       -2.7%

    Diluted:
       Weighted Average Common Shares
        Outstanding                            1,854        1,881       -1.4%
       Earnings Per Share                      $1.56        $1.58       -1.3%

    Selected Financial and Operating
     Data

    Operating income                          $5,345       $5,474       -2.4%
    Operating margin                           25.1%        25.4%      -30 bps

    Dividends per share                        $0.67        $0.59       13.6%
    Capital expenditures                      $2,124       $2,863      -25.8%

    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)


    Third Quarter 2003                               Normalizing Items

                                                          FX    Asset
                                                        Losses Impair-
                                               Cingular (Gains) ment   Norma-
                                         GAAP     A       F      L     lized

    Operating Revenues                  $5,728  $1,539   $-     $-    $7,267
    Operating Expenses                   4,174   1,344    -      (52)  5,466
    Operating Income                     1,554     195    -       52   1,801
    Interest Expense                       260      56    -      -       316
    Other Income (Expense), net            148    (136)    12    -        24
    Income Before Taxes and Accounting
     Change                              1,442       3     12     52   1,509
    Provision for Income Taxes             506       3    -       20     529
    Net Income Before Cumulative Effect
     Change                                936     -       12     32     980
    Cumulative Effect of Change in
     Accounting Principle                  -       -      -      -       -
            Net Income                    $936      $0    $12    $32    $980

    Diluted Earnings Per Share *         $0.51   $0.00  $0.01  $0.02   $0.53

    * Normalized earnings per share for third quarter 2003 does not sum due to rounding.


    Year-to-Date 2003                             Normalizing Items

                                                          FX     A&P
                                                        Losses  Acctg.
                                               Cingular (Gains) Change FAS 143
                                        GAAP      A       F       G      I

    Operating Revenues                 $16,893  $4,409    $-     $-      $-
    Operating Expenses                  12,525   3,625     -      -       -
    Operating Income                     4,368     784     -      -       -
    Interest Expense                       805     188     -      -       -
    Other Income (Expense), net            741    (588)   (104)   -       -
    Income Before Taxes and Accounting
     Change                              4,304       8    (104)   -       -
    Provision for Income Taxes           1,502       8      (3)   -       -
    Net Income Before Cumulative
     Effect Change                       2,802     -      (101)   -       -
    Cumulative Effect of Change in
     Accounting Principle                  315     -       -      501    (816)
            Net Income                  $3,117      $0   ($101)  $501   ($816)

    Diluted Earnings Per Share *         $1.68   $0.00  ($0.05) $0.27  ($0.44)

    * Normalized earnings per share for year-to-date 2003 does not sum due to rounding.


    Year-to-Date 2003                              Normalizing Items

                                                   Sale of  Asset
                                         Pension/   Brazil Impair-
                                         Severance   NE     ment
                                             J       K       L    Normalized

    Operating Revenues                       $-      $-      $-     $21,302
    Operating Expenses                       (141)    -       (52)   15,957
    Operating Income                          141     -        52     5,345
    Interest Expense                          -       -       -         993
    Other Income (Expense), net               -        75     -         124
    Income Before Taxes and Accounting
     Change                                   141      75      52     4,476
    Provision for Income Taxes                 55       2      20     1,584
    Net Income Before Cumulative Effect
     Change                                    86      73      32     2,892
    Cumulative Effect of Change in
     Accounting Principle                     -       -       -         -
            Net Income                        $86     $73     $32    $2,892

    Diluted Earnings Per Share *            $0.05   $0.04   $0.02     $1.56

    * Normalized earnings per share for year-to-date 2003 does not sum due to rounding.

    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

    Third Quarter 2002                                Normalizing Items

                                                        FX     A&P
                                                      Losses  Acctg. Pension/
                                             Cingular (Gains) Change Severance
                                        GAAP     A       F      G      J

    Operating Revenues                  $5,434  $1,473   $-      $58   $-
    Operating Expenses                   4,392   1,225    -       38   (192)
    Operating Income                     1,042     248    -       20    192
    Interest Expense                       291      63    -      -      -
    Other Income (Expense), net            211    (185)    (9)   -      -
    Income Before Taxes and Accounting
     Change                                962     -       (9)    20    192
    Provision for Income Taxes             322     -      (21)     8     75
    Net Income Before Cumulative Effect
     Change                                640     -       12     12    117
    Cumulative Effect of Change in
     Accounting Principle                  -       -      -      -      -
            Net Income                    $640      $0    $12    $12   $117

    Diluted Earnings Per Share *         $0.34   $0.00  $0.01  $0.01  $0.06

    * Normalized earnings per share for third quarter 2002 does not sum due to rounding.


    Third Quarter 2002                           Normalizing Items

                                           Asset  Early
                                          Impair- Exting.  Florida
                                           ments  of Debt  Late Pay
                                             L       M       N     Normalized

    Operating Revenues                       $-      $-      $108   $7,073
    Operating Expenses                       (135)    -       -      5,328
    Operating Income                          135     -       108    1,745
    Interest Expense                          -       -        (6)     348
    Other Income (Expense), net               -        37     -         54
    Income Before Taxes and Accounting
     Change                                   135      37     114    1,451
    Provision for Income Taxes                 50      15      44      493
    Net Income Before Cumulative Effect
     Change                                    85      22      70      958
    Cumulative Effect of Change in
     Accounting Principle                     -       -       -        -
            Net Income                        $85     $22     $70     $958

    Diluted Earnings Per Share *            $0.05   $0.01   $0.04    $0.51

    * Normalized earnings per share for third quarter 2002 does not sum due to rounding.


    Year-to-Date 2002                   Normalizing Items

                                                                       Losses
                                                                         on
                                                                       Equity
                                                    Cingular  E-Plus  Invest.
                                             GAAP       A        B       C

    Operating Revenues                      $16,748   $4,314     $-      $-
    Operating Expenses                       13,138    3,512      -       -
    Operating Income                          3,610      802      -       -
    Interest Expense                            896      179      -       -
    Other Income (Expense), net                 790     (623)  (1,339)    388
    Income Before Taxes and Accounting
     Change                                   3,504      -     (1,339)    388
    Provision for Income Taxes                1,470      -       (482)    114
    Net Income Before Cumulative Effect
     Change                                   2,034      -       (857)    274
    Cumulative Effect of Change in
     Accounting Principle                    (1,285)     -        -       -
            Net Income                         $749       $0    ($857)   $274

    Diluted Earnings Per Share                $0.40    $0.00   ($0.46)  $0.15


    Year-to-Date 2002                               Normalizing Items

                                            Brazil
                                             Loan   Unbilled   FX        A&P
                                            Impair-    Rec.   Losses    Acctg.
                                             ments     Adj.  (Gains)    Change
                                              D        E        F        G

    Operating Revenues                        $-       $163     $-       $211
    Operating Expenses                         -        -        -        104
    Operating Income                           -        163      -        107
    Interest Expense                           -        -        -        -
    Other Income (Expense), net                383      -        546      -
    Income Before Taxes and Accounting
     Change                                    383      163      546      107
    Provision for Income Taxes                 120       62      (25)      41
    Net Income Before Cumulative Effect
     Change                                    263      101      571       66
    Cumulative Effect of Change in
     Accounting Principle                      -        -        -        -
            Net Income                        $263     $101     $571      $66

    Diluted Earnings Per Share               $0.14    $0.05    $0.30    $0.04


    Year-to-Date 2002                                Normalizing Items

                                                        Pension/     Asset
                                             FAS 142    Severance  Impairments
                                                H           J           L

    Operating Revenues                           $-          $-          $-
    Operating Expenses                            -          (549)       (135)
    Operating Income                              -           549         135
    Interest Expense                              -           -           -
    Other Income (Expense), net                   -           -           -
    Income Before Taxes and Accounting
     Change                                       -           549         135
    Provision for Income Taxes                    -           207          50
    Net Income Before Cumulative Effect
     Change                                       -           342          85
    Cumulative Effect of Change in
     Accounting Principle                       1,285         -           -
            Net Income                         $1,285        $342         $85

    Diluted Earnings Per Share                  $0.68       $0.18       $0.05


    Year-to-Date 2002                                  Normalizing Items

                                              Early
                                             Exting.    Florida
                                             of Debt   Late Pay
                                                M          N        Normalized

    Operating Revenues                          $-         $108      $21,544
    Operating Expenses                           -          -         16,070
    Operating Income                             -          108        5,474
    Interest Expense                             -           (6)       1,069
    Other Income (Expense), net                   37        -            182
    Income Before Taxes and Accounting
     Change                                       37        114        4,587
    Provision for Income Taxes                    15         44        1,616
    Net Income Before Cumulative Effect
     Change                                       22         70        2,971
    Cumulative Effect of Change in
     Accounting Principle                        -          -            -
            Net Income                           $22        $70       $2,971

    Diluted Earnings Per Share                 $0.01      $0.04        $1.58

    BellSouth Corporation
    Notes to Normalized Financial and Operating Data (pages 3 and 4)

    Our normalized earnings have been adjusted for the following:

    (a) The periods presented have been adjusted to include our 40% proportional share of Cingular Wireless' operating results, net of proportional eliminations for amounts charged by other BellSouth companies to Cingular.

    (b) Gain on E-Plus conversion and sale of KPN stock - In March 2002, we exchanged our 22.5% investment in E-Plus, a German wireless carrier, for 234.7 million shares of KPN Royal. As a result of this exchange, we recorded a pretax gain of $1,335 to recognize the difference between the fair value of the KPN shares obtained and our investment balance in E-Plus. In addition, we subsequently sold the KPN shares for cash proceeds of $1,076 and recognized a pretax loss of $27. The amount shown also includes income of $20 generated from the settlement of forward contracts associated with advances to E-Plus. These advances were restructured in conjunction with the ownership exchange.

    (c) Losses on equity investments - Represents charges for the impairment of and open market sales of an equity investment in Qwest
         Communications.   Also includes $63 impairment related to an
         investment in Guatemala and $6 in losses for the liquidation of an investment in Crown Castle.

    (d) Brazil loan impairments - Represents recognition of an impairment on shareholder loans to our Brazilian equity investments, as well as the recognition of a guarantee on a portion of those operations' debt.

    (e) Unbilled receivable adjustment - During first quarter 2002, BellSouth determined that the unbilled receivable balance at its advertising and publishing subsidiary was overstated. As a result, BellSouth recorded a reduction to advertising and publishing revenues.

    (f) Foreign currency transaction (gains) losses - Represents net transaction (gains) losses incurred by our Latin American operations related primarily to US Dollar denominated liabilities. These (gains) losses reflect the impact of the (strengthening) weakening of those operations' local currencies against the U.S. Dollar which requires recognition in the current period income statement.

    (g) Change in method of accounting related to our directory publishing business from the issue basis method to the deferral method - The 2003 amount is a one-time charge to net income of $501. The 2002 amounts reflect our recasting of prior year results to present the advertising and publishing segment on a comparable basis year-over-year.

    (h) Adoption of Financial Accounting Standard No. 142 (FAS 142) - Represents a one-time charge related to the adoption of new accounting rules for goodwill. The non-cash charge reduced the value of goodwill on the company's balance sheet by approximately
         $1.3 billion.

    (i) Adoption of Financial Accounting Standard No. 143 (FAS 143) - Represents a one-time charge related to the adoption of new accounting rules associated with obligations related to the retirement of long-lived assets. The adjustment resulted in a one-time increase to net income of $816.

    (j) Pension/Severance Costs - Represents severance accruals recorded to reflect workforce reductions in an effort to reduce operating costs. The accruals include cash severance, outplacement costs and payroll taxes. Amounts also include pension settlements as the number of employees who separated and elected to receive lump-sum retirement benefits exceeded thresholds which required current recognition of deferred amounts related to these benefits.

    (k)  Loss on sale of Brazil NE.

    (l) Service curtailments/Asset impairments - The third quarter 2003 charge for asset impairment represents the write-off of capitalized software related to an abandoned systems project. Prior periods represent charges related to the decision to elimate sales of certain services: wholesale long distance ($17 after tax), e-business services ($44 after tax), multi-media internet exchange ($20 after tax) and public communications (pay phones) ($4 after tax). Charges relate to asset impairments, early termination penalties on contracts and leases, and severance for affected employees.

    (m) Early extinguishment of debt - Represents one-time expenses associated with the early extinguishment of $620 million of long-term debt.

    (n) Florida late payment fees - On October 31, 2002, the Florida Supreme Court, by a 5-2 vote affirmed the decision of the Florida Public Service Commission regarding our dispute over late payment fees.
         This will require a one-time refund to affected customers in Florida. Based on this decision, we recorded a reduction to revenues of $108 plus interest expense of $6 in the third quarter of 2002.

    BellSouth Corporation
    Consolidated Balance Sheets (unaudited)
    (amounts in millions, except per share data)

                                                      Change           Change
                                                        vs.              vs.
                                  Sept. 30,  Dec. 31,  Prior  June 30,  Prior
                                     2003     2002     Year     2003   Quarter

    Assets
    Current Assets:
      Cash and cash equivalents      $5,025   $2,482   $2,543   $4,122   $903
      Accounts receivable, net of
       allowance for uncollectibles
       of $461, $476, and $492        3,013    4,129   (1,116)   2,999     14
      Material and supplies             329      313       16      312     17
      Other current assets              932      938       (6)   1,029    (97)
        Total Current Assets          9,299    7,862    1,437    8,462    837

    Investments and Advances          8,394    9,741   (1,347)   8,283    111
    Property, Plant and Equipment,
     net                             23,765   23,445      320   24,047   (282)
    Deferred Charges and Other
     Assets                           5,756    5,726       30    5,757     (1)
    Goodwill                            346      347       (1)     346      0
    Intangible Assets, net            2,262    2,358      (96)   2,356    (94)
    Total Assets                    $49,822  $49,479     $343  $49,251   $571

    Liabilities and Shareholders'
     Equity
    Current Liabilities:
      Debt maturing within one year  $3,347   $5,114  ($1,767)  $3,694  ($347)
      Accounts payable                1,294    1,572     (278)   1,344    (50)
      Other current liabilities       3,701    2,897      804    3,421    280
        Total Current Liabilities     8,342    9,583   (1,241)   8,459   (117)

    Long-Term Debt                   11,646   12,283     (637)  11,718    (72)

    Noncurrent Liabilities:
      Deferred income taxes           5,352    4,452      900    5,109    243
      Other noncurrent liabilities    4,810    5,255     (445)   4,908    (98)
        Total Noncurrent
         Liabilities                 10,162    9,707      455   10,017    145

    Shareholders' Equity:
      Common stock, $1 par value      2,020    2,020        0    2,020      0
      Paid-in capital                 7,656    7,546      110    7,620     36
      Retained earnings              16,251   14,531    1,720   15,744    507
      Accumulated other
       comprehensive income            (771)    (740)     (31)    (779)     8
      Shares held in trust and
       treasury                      (5,488)  (5,372)    (116)  (5,503)    15
      Guarantee of ESOP debt              4      (79)      83      (45)    49
        Total Shareholders' Equity   19,672   17,906    1,766   19,057    615
    Total Liabilities and
     Shareholders' Equity           $49,822  $49,479     $343  $49,251   $571

    BellSouth Corporation
    Consolidated Statements of Cash Flows (unaudited)
    (amounts in millions, except per share data)

                                                                Year-To-Date
                                        3Q03    3Q02    2Q03    2003    2002

    Cash Flows from Operating
     Activities:
    Net income                          $936    $640    $951  $3,117    $749
    Adjustments to net income:
      Depreciation and amortization    1,052   1,161   1,046   3,136   3,492
      Provision for uncollectibles       117     197     138     423     617
      Net losses (earnings) of equity
       affiliates                        (82)   (114)   (179)   (435)      8
      Minority interests in income of
       subsidiaries                       18      (3)     20      30     (80)
      Deferred income taxes              275     213     229     963     990
      Net (gains) losses on sale or
       impairment of equity
       securities                         (1)    -         8       7     388
      Pension income                    (134)   (208)   (133)   (401)   (618)
      Pension settlement (gains)
       losses                            -       107      20      87     107
      Curtailment and termination
       benefits charges                  -       -       -       -        60
      Stock-based compensation            35      40      36     102     132
      Unbilled receivable adjustment     -       -       -       -       163
      Asset impairments                   52      81     -        52      81
      Foreign currency transaction
       (gains) losses                      7      (8)    (99)   (137)    637
      Cumulative effect of changes in
       accounting principle              -       -       -      (539)  1,285
      (Gain) loss on sale/disposal of
       operations                        -       -        75      75  (1,335)
    Net change in:
      Accounts receivable and other
       current assets                    (68)    (86)    120     (69)     (9)
      Accounts payable and other
       current liabilities               228     223     197     339     (62)
      Deferred charges and other
       assets                            128      21      39     242     (23)
      Other liabilities and deferred
       credits                          (100)     (9)     18    (139)     (9)
    Other reconciling items, net           6      85      32      42     (40)
      Net cash provided by operating
       activities                      2,469   2,340   2,518   6,895   6,533

    Cash Flows from Investing
     Activities:
    Capital expenditures                (764)   (835)   (729) (2,124) (2,863)
    Investments in and advances to
     equity affiliates                   -      (274)    -       -      (281)
    Investments in debt and equity
     securities                          (40)    (11)     (7)    (61)    (28)
    Proceeds from sale of securities
     and operations                        1      18      46      82   1,472
    Proceeds from repayment of loans
     and advances                        -         6   1,899   1,899     432
    Settlement of derivatives on
     advances                            -       -      (352)   (352)     85
    Other investing activities, net       (9)     (5)      2     (17)     (8)
      Net cash provided by (used for)
       investing activities             (812) (1,101)    859    (573) (1,191)

    Cash Flows from Financing
     Activities:
    Net borrowing (repayments) of
     short-term debt                     (30)    263    (179)   (411) (1,130)
    Proceeds from long-term debt         -       -       -         1       8
    Repayments of long-term debt        (307)   (651) (1,072) (1,893) (1,219)
    Dividends paid                      (424)   (375)   (388) (1,183) (1,088)
    Purchase of treasury shares          -      (266)    (67)   (322)   (455)
    Other financing activities, net        7      (2)      9      29     -
      Net cash used for financing
       activities                       (754) (1,031) (1,697) (3,779) (3,884)

    Net Increase (Decrease) in Cash
     and Cash Equivalents                903     208   1,680   2,543   1,458
    Cash and Cash Equivalents at
     Beginning of Period               4,122   1,842   2,442   2,482     592
    Cash and Cash Equivalents at End
     of Period                        $5,025  $2,050  $4,122  $5,025  $2,050

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Communications Group (1)

                                        3Q03    3Q02   Growth   2Q03   Growth

    Operating Revenues
       Voice                           $3,184  $3,133    1.6%  $3,175    0.3%
       Data                             1,118   1,060    5.5%   1,064    5.1%
       Other                              366     422  -13.3%     347    5.5%
          Total Operating Revenues      4,668   4,615    1.1%   4,586    1.8%
    Operating Expenses
       Cost of services and products 1,720 1,673 2.8% 1,712 0.5% Selling, general, &
        administrative expenses           755     641   17.8%     768   -1.7%
       Depreciation and amortization      949   1,046   -9.3%     944    0.5%
          Total Operating Expenses      3,424   3,360    1.9%   3,424    0.0%
    Segment Operating Income            1,244   1,255   -0.9%   1,162    7.1%
    Interest Expense                       98     119  -17.6%     101   -3.0%
    Other Income (Expense), net             7       6   16.7%      18  -61.1%
    Income Before Income Taxes          1,153   1,142    1.0%   1,079    6.9%
    Provision for Income Taxes            426     432   -1.4%     400    6.5%
            Segment Net Income(1)        $727    $710    2.4%    $679    7.1%

    * - Not meaningful.


    Selected Financial and Operating Data

    (amounts in millions)
    Segment operating income           $1,244  $1,255   -0.9%  $1,162    7.1%
    Segment operating margin            26.6%   27.2%  -60 bps  25.3%  130 bps

    Long distance revenues               $399    $234   70.5%    $309   29.1%
    Access minutes of use              23,390  24,591   -4.9%  23,053    1.5%
    Capital expenditures                 $692    $737   -6.1%    $665    4.1%
    (amounts in thousands)
    Wholesale Lines                     2,873   2,260   27.1%   2,730    5.2%
    DSL customers                       1,336     924   44.6%   1,225    9.1%
    LD customers                        3,440     416     N/M   2,786   23.5%

    Consumer ARPU (5)                  $53.46  $48.99    9.1%  $51.34    4.1%


    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Communications Group (1)
                                                          Year-To-Date
                                                2003        2002       Growth

    Operating Revenues
        Voice                                  $9,490      $9,442        0.5%
        Data                                    3,272       3,219        1.6%
        Other                                   1,068       1,307      -18.3%
            Total Operating Revenues           13,830      13,968       -1.0%
    Operating Expenses
        Cost of services and products           5,057       4,928        2.6%
        Selling, general, & administrative
         expenses                               2,287       2,115        8.1%
        Depreciation and amortization           2,830       3,120       -9.3%
            Total Operating Expenses           10,174      10,163        0.1%
    Segment Operating Income                    3,656       3,805       -3.9%
    Interest Expense                              317         364      -12.9%
    Other Income (Expense), net                    28           3         N/M*
    Income Before Income Taxes                  3,367       3,444       -2.2%
    Provision for Income Taxes                  1,252       1,297       -3.5%
              Segment Net Income(1)            $2,115      $2,147       -1.5%

    * - Not meaningful.


    Selected Financial and Operating Data

    (amounts in millions)
    Segment operating income                   $3,656      $3,805       -3.9%
    Segment operating margin                    26.4%       27.2%      -80 bps

    Long distance revenues                       $972        $652       49.1%
    Access minutes of use                      69,238      75,247       -8.0%
    Capital expenditures                       $1,923      $2,577      -25.4%

    BellSouth Corporation
    Results by Segment (unaudited)
    Supplemental Operating Data  (in thousands)

    Communications Group - Network Access Lines In Service(a)(b)

                                        3Q03    3Q02   Growth   2Q03   Growth
    Access lines (b)
       Residence
           Retail
               Primary                 12,684  13,481   -5.9%  12,852   -1.3%
               Additional               1,671   2,002  -16.5%   1,758   -4.9%
              Total Retail Residence   14,355  15,483   -7.3%  14,610   -1.7%
           Wholesale
               Resale                     198     383  -48.3%     238  -16.8%
               UNE-P                    1,534     775   97.9%   1,369   12.1%
              Total Wholesale
               Residence                1,732   1,158   49.6%   1,607    7.8%
       Total Residence                 16,087  16,641   -3.3%  16,217   -0.8%

       Business
           Retail
               Voice                    5,484   5,783   -5.2%   5,542   -1.0%
               ISDN                     1,432   1,588   -9.8%   1,504   -4.8%
               Total Retail Business    6,916   7,371   -6.2%   7,046   -1.8%
           Wholesale
               Resale                      82     110  -25.5%      81    1.2%
               UNE-P                      660     584   13.0%     640    3.1%
               Total Wholesale Business   742     694    6.9%     721    2.9%
       Total Business                   7,658   8,065   -5.0%   7,767   -1.4%

       Other Retail / Wholesale Lines
               Retail                     113     165  -31.5%     123   -8.1%
               Wholesale                   46      23  100.0%      43    7.0%
       Total Other Retail/Wholesale Lines 159     188  -15.4%     166   -4.2%

       Total Access Lines in Service   23,904  24,894   -4.0%  24,150   -1.0%

    Access Line Equivalents (c)
       Selected digital data services:
             Unbundled Loops              353     385   -8.3%     359   -1.7%
             DS0 & ADSL                 8,301   5,863   41.6%   7,646    8.6%
             DS1                        7,088   6,849    3.5%   7,000    1.3%
             DS3 & higher              31,309  31,035    0.9%  31,672   -1.1%
       Total digital data lines in
        service                        47,051  44,132    6.6%  46,677    0.8%

    Total equivalent access lines in
     service                           70,955  69,026    2.8%  70,827    0.2%

    (a) Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.

    (b) Access line counts include amounts for switched access lines, Basic Rate ISDN (converted at 1.5:1), Primary Rate ISDN (converted at 24:1) and UNE Combos.
    (c) Access line equivalents represent a conversion of non-switched data circuits to a switched access line basis and is presented for comparability purposes. Equivalents are calculated by converting high-speed/high-capacity circuits to the equivalent of a switched access line based on transport capacity. While the revenues generated by access line equivalents have a directional relationship with these counts, revenue growth rates cannot be compared to line growth rates on an equivalent basis.

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Domestic Wireless Segment (1)(a)

                                      3Q03    3Q02   Growth    2Q03   Growth

    Operating Revenues
       Service revenues (3)          $1,429  $1,409     1.4%  $1,412     1.2%
       Equipment and other revenues     153     102    50.0%     102    50.0%
          Total Operating Revenues    1,582   1,511     4.7%   1,514     4.5%
    Operating Expenses
       Cost of services and products    601     500    20.2%     501    20.0%
       Selling, general, &
        administrative expenses         577     574     0.5%     507    13.8%
       Depreciation and amortization    209     191     9.4%     203     3.0%
          Total Operating Expenses    1,387   1,265     9.6%   1,211    14.5%
    Segment Operating Income            195     246   -20.7%     303   -35.6%
    Interest Expense                     79      93   -15.1%      92   -14.1%
    Other Income (Expense), net         (44)    (43)   -2.3%     (39)  -12.8%
    Income Before Income Taxes           72     110   -34.5%     172   -58.1%
    Provision for Income Taxes           28      42   -33.3%      68   -58.8%
            Segment Net Income(1)       $44     $68   -35.3%    $104   -57.7%


    Selected Financial and Operating Data

    (amounts in millions, except
     customer data in thousands)
    Segment operating income           $195    $246   -20.7%    $303   -35.6%
    Segment operating margin          12.3%   16.3%  -400 bps  20.0%  -770 bps
    Cellular/PCS Operating Metrics:
       Total Customers                9,354   8,830     5.9%   9,056     3.3%
       Net Customer Additions           298     (43)     N/M*    216    38.0%
       Partitioned Customers and/or
        Adjustments                       0       0      N/M       6  -100.0%
       Churn                           2.8%    3.0%   -20 bps   2.5%    30 bps
       Wireless Service ARPU (5)     $50.91  $52.17    -2.4%  $51.80    -1.7%
       Wireless Subscriber ARPU (5)  $48.25  $48.84    -1.2%  $48.87    -1.3%
       Minutes Of Use Per Subscriber    456     399    14.3%     445     2.5%
       Licensed POPs (b)                 94      88     6.8%      94     0.0%
       Penetration (b)                10.6%   10.2%    40 bps  10.2%    40 bps
    Cingular Interactive Operating
     Metrics:
       Total Customers                  315     320    -1.6%     315     0.0%
       Net Customer Additions           -         6  -100.0%     (19)  100.0%

    * - Not meaningful.


    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Domestic Wireless Segment (1)(a)

                                                       Year-To-Date
                                               2003       2002       Growth

    Operating Revenues
        Service revenues (3)                  $4,179     $4,133        1.1%
        Equipment and other revenues             353        295       19.7%
            Total Operating Revenues           4,532      4,428        2.3%
    Operating Expenses
        Cost of services and products          1,570      1,429        9.9%
        Selling, general, & administrative
         expenses                              1,571      1,644       -4.4%
        Depreciation and amortization            607        553        9.8%
            Total Operating Expenses           3,748      3,626        3.4%
    Segment Operating Income                     784        802       -2.2%
    Interest Expense                             261        271       -3.7%
    Other Income (Expense), net                 (114)      (111)      -2.7%
    Income Before Income Taxes                   409        420       -2.6%
    Provision for Income Taxes                   160        161       -0.6%
              Segment Net Income(1)             $249       $259       -3.9%

    Selected Financial and Operating Data

    (amounts in millions, except customer
     data in thousands)
    Segment operating income                    $784       $802       -2.2%
    Segment operating margin                   17.3%      18.1%      -80 bps
    Cellular/PCS Operating Metrics:
        Total Customers                        9,354      8,830        5.9%
        Net Customer Additions                   590        192      207.3%
        Partitioned Customers and/or
         Adjustments                               6          0         N/M
        Churn                                   2.6%       2.9%      -30 bps
        Wireless Service ARPU (5)             $50.93     $51.58       -1.3%
        Wireless Subscriber ARPU (5)          $48.17     $48.31       -0.3%
        Minutes Of Use Per Subscriber            436        384       13.5%
        Licensed POPs (b)                         94         88        6.8%
        Penetration (b)                        10.6%      10.2%       40 bps
    Cingular Interactive Operating
     Metrics:
        Total Customers                          315        320       -1.6%
        Net Customer Additions                   (12)        27     -144.4%

    * - Not meaningful.

    (a) The domestic wireless segment is comprised of BellSouth's 40% share of the reported results of Cingular Wireless.
    (b) Licensed POPs refers to the number of people residing in areas where Cingular and its partners, Salmon and T-Mobile USA, Inc., have licenses to provide cellular or PCS service, including the New York City metropolitan area, and in areas where Cingular has not yet commenced service, such as the Salt Lake City area. As a result of the consolidation of Salmon, effective January 1, 2003, Salmon's licensed POPs of 4 million (BellSouth's 40% share) are included in the 2003 total licensed POPs. Penetration calculation is based upon licensed operational POPs of 89 million (BellSouth's 40% share). The New York City metropolitan area is included in the penetration calculation, beginning in the third quarter of 2002.

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Latin America Group (1)(2)


                                     3Q03     3Q02   Growth     2Q03   Growth

    Operating Revenues
      Service revenues (3)           $494     $404    22.3%     $471    4.9%
      Equipment and other
       revenues                        94       78    20.5%       94    0.0%
      Advertising and publishing
       revenues                       -         13  -100.0%      -       N/M*
        Total Operating Revenues      588      495    18.8%      565    4.1%
    Operating Expenses
      Cost of services and
       products                       249      173    43.9%      243    2.5%
      Selling, general, &
       administrative expenses        151      156    -3.2%      154   -1.9%
      Depreciation and
       amortization                    91      106   -14.2%       93   -2.2%
        Total Operating Expenses      491      435    12.9%      490    0.2%
    Segment Operating Income           97       60    61.7%       75   29.3%
    Interest Expense                   31       33    -6.1%       22   40.9%
    Other Income (Expense), net        (4)     (23)   82.6%       (7)  42.9%
    Income Before Income Taxes         62        4      N/M       46   34.8%
    Provision for Income Taxes         14      (50)  128.0%        5  180.0%
          Segment Net Income(1)       $48      $54   -11.1%      $41   17.1%

    * - Not meaningful.


    Selected Financial and
     Operating Data

    (amounts in millions, except
     customer data in thousands)
    Segment operating income          $97      $60    61.7%      $75   29.3%
    Segment operating margin        16.5%    12.1%   440 bps   13.3%  320 bps


    Average monthly revenue per
     customer (3)                     $18      $17     5.9%      $18    0.0%
    Customer net adds in period (a)   421     (152)     N/M      377   11.7%


    Customers (voice)  (a)          9,351    7,913    18.2%    8,921    4.8%
    POPs                          160,600  162,100    -0.9%  160,600    0.0%
    Penetration rate (4)             5.8%     4.9%   90  bps    5.6%  20  bps

    (a) The beginning balance of 3Q02 customers was adjusted to include 225 customers related to fixed wireless customers in Venezuela. Year-to-date net adds for 2002 would have been 143 higher. Annual growth in net adds would have been 375.6%.


    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Latin America Group (1)(2)

                                                      Year-To-Date
                                              2003        2002       Growth

    Operating Revenues
       Service revenues (3)                  $1,397      $1,467       -4.8%
       Equipment and other revenues             265         250        6.0%
       Advertising and publishing
        revenues                                -            35     -100.0%
          Total Operating Revenues            1,662       1,752       -5.1%
    Operating Expenses
       Cost of services and products            750         669       12.1%
       Selling, general, &
        administrative expenses                 441         546      -19.2%
       Depreciation and amortization            274         342      -19.9%
          Total Operating Expenses            1,465       1,557       -5.9%
    Segment Operating Income                    197         195        1.0%
    Interest Expense                             96         108      -11.1%
    Other Income (Expense), net                  (7)        (52)      86.5%
    Income Before Income Taxes                   94          35      168.6%
    Provision for Income Taxes                   (5)        (34)      85.3%
            Segment Net Income(1)               $99         $69       43.5%

    * - Not meaningful.


    Selected Financial and Operating Data

    (amounts in millions, except
     customer data in thousands)
    Segment operating income                   $197        $195        1.0%
    Segment operating margin                  11.9%       11.1%       80 bps


    Average monthly revenue per customer (3)    $18         $20      -10.0%
    Customer net adds in period (a)           1,170         103         N/M


    Customers (voice)  (a)                    9,351       7,913       18.2%
    POPs                                    160,600     162,100       -0.9%
    Penetration rate (4)                       5.8%        4.9%       90 bps

    (a) The beginning balance of 3Q02 customers was adjusted to include 225 customers related to fixed wireless customers in Venezuela. Year-to-date net adds for 2002 would have been 143 higher. Annual growth in net adds would have been 375.6%.

    BellSouth Corporation
    Worldwide Wireless (unaudited)
    Customers and POPs by Country (in thousands)

                          Ownership
                          Percentage
                            As of            Total Customers As of
    Country    Brand        3Q03     3Q03     3Q02   Growth   2Q03    Growth

    United     Cingular
    States     Wireless     40.0%   23,386   22,076   5.9%   22,640    3.3%

    Argentina  Movicom
               BellSouth    86.7%    1,391    1,339   3.9%    1,336    4.1%
    Brazil -
     Sao
     Paulo
     Region      BCP        45.4%    1,699    1,683   1.0%    1,699    0.0%
    Chile     BellSouth    100.0%    1,238    1,023  21.0%    1,161    6.6%
    Colombia  Celumovil
              BellSouth     66.0%    1,824    1,277  42.8%    1,684    8.3%
    Ecuador   BellSouth     89.4%      833      532  56.6%      740   12.6%
    Guatemala BellSouth     60.0%      246      173  42.2%      214   15.0%
    Nicaragua BellSouth     89.0%      262      201  30.3%      247    6.1%
    Panama    BellSouth     43.7%      405      329  23.1%      377    7.4%
    Peru      BellSouth     97.4%      614      509  20.6%      573    7.2%
    Uruguay   Movicom
              BellSouth     46.0%      143      149  -4.0%      141    1.4%
    Venezuela Telcel
              BellSouth     78.2%    3,189    3,033   5.1%    3,179    0.3%

         Total Latin
          America                   11,844   10,248  15.6%   11,351    4.3%

    Denmark   Sonofon       46.5%    1,305    1,063  22.8%    1,312   -0.5%
    Israel    Cellcom       34.8%    2,614    2,405   8.7%    2,551    2.5%

         Total Europe                3,919    3,468  13.0%    3,863    1.4%

        Total Worldwide
         Wireless                   39,149   35,792   9.4%   37,854    3.4%


    BellSouth Corporation
    Worldwide Wireless (unaudited)
    Customers and POPs by Country (in thousands)


                                                  Total POPs As of
        Country          Brand           3Q03     3Q02   Growth   2Q03  Growth

    United States  Cingular Wireless    236,000  219,000   7.8%  236,000  0.0%

    Argentina      Movicom BellSouth     37,400   37,500  -0.3%   37,400  0.0%
    Brazil - Sao
     Paulo Region  BCP                   18,100   18,100   0.0%   18,100  0.0%
    Chile          BellSouth             15,300   15,400  -0.6%   15,300  0.0%
    Colombia       Celumovil BellSouth   40,300   43,000  -6.3%   40,300  0.0%
    Ecuador        BellSouth             13,200   12,800   3.1%   13,200  0.0%
    Guatemala      BellSouth             13,000   11,700  11.1%   13,000  0.0%
    Nicaragua      BellSouth              2,900    2,900   0.0%    2,900  0.0%
    Panama         BellSouth              2,800    3,000  -6.7%    2,800  0.0%
    Peru           BellSouth             27,500   26,100   5.4%   27,500  0.0%
    Uruguay        Movicom BellSouth      2,100    2,100   0.0%    2,100  0.0%
    Venezuela      Telcel BellSouth      24,000   24,400  -1.6%   24,000  0.0%


         Total Latin America            196,600  197,000  -0.2%  196,600  0.0%


    Denmark        Sonofon                5,300    5,300   0.0%    5,300  0.0%
    Israel         Cellcom                6,100    6,100   0.0%    6,100  0.0%

         Total Europe                    11,400   11,400   0.0%   11,400  0.0%

        Total Worldwide Wireless        444,000  427,400   3.9%  444,000  0.0%

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Advertising & Publishing (1)


                                          3Q03   3Q02  Growth   2Q03   Growth

    Operating Revenues
       Advertising and publishing
        revenues                           475    494   -3.8%    480    -1.0%
       Commission revenues                  30     27   11.1%     45   -33.3%
          Total Operating Revenues         505    521   -3.1%    525    -3.8%
    Operating Expenses
       Cost of services                     94     83   13.3%     82    14.6%
       Selling, general, &
        administrative expenses            168    220  -23.6%    184    -8.7%
       Depreciation and amortization         5      7  -28.6%      7   -28.6%
          Total Operating Expenses         267    310  -13.9%    273    -2.2%
    Segment Operating Income               238    211   12.8%    252    -5.6%
    Interest Expense                         1      3  -66.7%      2   -50.0%
    Other Income (Expense), net            -      -      N/M*      2  -100.0%
    Income Before Income Taxes             237    208   13.9%    252    -6.0%
    Provision for Income Taxes              90     80   12.5%     95    -5.3%
            Segment Net Income(1)         $147   $128   14.8%   $157    -6.4%

    Segment operating income              $238   $211   12.8%   $252    -5.6%
    Segment operating margin             47.1%  40.5%  660 bps 48.0%   -90 bps

    * - Not meaningful.


    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Advertising & Publishing (1)

                                                       Year-To-Date
                                               2003       2002       Growth

    Operating Revenues
        Advertising and publishing
         revenues                              1,436      1,513       -5.1%
        Commission revenues                       92         88        4.5%
            Total Operating Revenues           1,528      1,601       -4.6%
    Operating Expenses
        Cost of services                         254        265       -4.2%
        Selling, general, & administrative
         expenses                                522        614      -15.0%
        Depreciation and amortization             19         21       -9.5%
            Total Operating Expenses             795        900      -11.7%
    Segment Operating Income                     733        701        4.6%
    Interest Expense                               5          9      -44.4%
    Other Income (Expense), net                    1          1        0.0%
    Income Before Income Taxes                   729        693        5.2%
    Provision for Income Taxes                   276        266        3.8%
              Segment Net Income(1)             $453       $427        6.1%

    Segment operating income                    $733       $701        4.6%
    Segment operating margin                   48.0%      43.8%     420  bps

    * - Not meaningful.

    BellSouth Corporation
    Notes

    (1) Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Intersegment revenues are not eliminated for purposes of management reporting.

    (2) Results for the Latin America segment are reported one month in arrears.

    (3) Wireless service revenues includes activation fees, access, airtime, roaming, long distance and value added services. Roaming revenues are included on a gross basis for the Domestic Wireless segment and on a net basis for the Latin America segment. Average monthly revenue per customer is calculated by dividing average monthly service revenue by average customers.

    (4) Penetration rate is calculated by dividing customers by POPs (excludes POPs in markets where service has not been initiated).

    (5) Management uses average revenue per unit (ARPU) as an indicator of operating performance of the business.
        Consumer ARPU - is defined as consumer revenues during the period divided by average primary access lines during the period.
        Wireless Subscriber ARPU - Cellular/ PCS is defined as cellular/PCS subscriber revenues during the period divided by average cellular/PCS subscribers during the period. Wireless Subscriber ARPU - Cellular/PCS is our primary measure of customer value. It provides a metric to evaluate our pricing and promotional activity. We benchmark against this measure in comparisons to prior periods and internal targets.
        Wireless Service ARPU - Cellular/PCS is defined as Cellular/PCS service revenues during the period divided by average Cellular/PCS subscribers during the period. This metric is used to compare the recurring revenue amounts being generated on our network to prior periods and internal targets.
        We believe that each of these metrics provides useful information concerning the performance of our initiatives to attract and retain high value customers and the use of our network.

    BellSouth Corporation
    Non-GAAP Measures - Reconciliation
    (amounts in millions) (unaudited)

    Segment Net Income Reconciliation to GAAP Net Income
                                                             Year-to-Date
                                          3Q03  3Q02  2Q03   2003    2002
    Communications group segment net
     income                               $727  $710  $679  $2,115  $2,147
    Domestic wireless group segment net
     income (a)                             44    68   104     249     259
    Latin America group segment net
     income                                 48    54    41      99      69
    Advertising and publishing group
     segment net income                    147   128   157     453     427
    Corporate, eliminations and other       14    (2)  (10)    (24)     69
    Normalized net income                  980   958   971   2,892   2,971
      Add back Excluded non-recurring or
       non-operational items (b)           (44) (318)  (20)    225  (2,222)
    Consolidated GAAP net income          $936  $640  $951  $3,117    $749



             Free Cash Flow                                     Year-to-Date
                                        3Q03    3Q02    2Q03    2003    2002
    Net cash provided by operating
     activities                        $2,469  $2,340  $2,518  $6,895  $6,533
      Less Capital Expenditures          (764)   (835)   (729) (2,124) (2,863)
    Operating Free Cash Flow           $1,705  $1,505  $1,789  $4,771  $3,670


                 Net Debt
                                         September 30, December 31,  June 30,
                                              2003        2002         2003
    Total Debt                               $14,993     $17,397     $15,412
      Less Cash                               (5,025)     (2,482)     (4,122)
    Net Debt                                  $9,968     $14,915     $11,290


    Communications Group Operating Income
      Before Depreciation and Amortization                       Year-to-Date
                                        3Q03    3Q02    2Q03     2003    2002

    Operating Revenues                 $4,668  $4,615  $4,586  $13,830 $13,968
    Operating Income                    1,244   1,255   1,162    3,656   3,805
      Add back Depreciation and
       Amortization                       949   1,046     944    2,830   3,120
    Operating Income before
       Depreciation and Amortization   $2,193  $2,301  $2,106   $6,486  $6,925
    Margin                              47.0%   49.9%   45.9%    46.9%   49.6%


    (a) The domestic wireless segment is comprised of BellSouth's 40% share of the reported results of Cingular Wireless.

    (b)  See pages 3 and 4 for detail of excluded items.